Exhibit 99.1

SECOND QUARTER 2023 RESULTS REFLECT CONTINUED STRONG EXECUTION

-	Business, operational and financial update call scheduled for 5:00 p.m. ET today

LOUISVILLE, Colo., August 8, 2023 – Solid Power, Inc. (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced its financial results for the second quarter ended June 30, 2023.

Recent Business Highlights

•	SP2 commenced electrolyte powder production in April and is meeting internal performance and quality targets.
•	Electrolyte sampling yielded positive feedback from industry leaders.
•	Began large-scale production of EV cells, keeping the company on track for 2023 delivery of A-sample EV cells to partners.
•	Appointed John Van Scoter as President and Chief Executive Officer.

“Solid Power has made tremendous progress furthering its technology and operational capabilities this year,” said John Van Scoter, President and Chief Executive Officer of Solid Power. “During the year to date, we continued to execute on our joint development agreements and further extended our agreement with Ford. With respect to electrolyte, the team completed the build-out of our electrolyte production line, started and began scaling up production, and is producing electrolyte that meets our internal performance and quality metrics. Most importantly, we are receiving positive feedback from industry leaders and believe there may be an opportunity to accelerate our timeline for future electrolyte sales.”

“On the cell development side, the team has significantly improved 20 Ah cell yields and recently began scaling EV cell production. We expect to deliver EV cells to BMW for testing in their demo car program over the coming quarters. We look forward to seeing our technology demonstrated in a full-sized BMW demo vehicle. Our operational focus now shifts to optimizing production processes, improving cell performance, and delivering EV cells to our partners,” Van Scoter said.

“Having spoken with our key stakeholders, I believe Solid Power has opportunities to further build upon its leadership position,” Van Scoter continued. “As CEO, I have identified near-term priorities to expand our geographic reach, mature our supply chain capabilities and elevate our investor communications as we execute towards commercialization. I firmly believe that Solid Power’s capital light business model and leading-edge technologies position the company to be a leader in transformative battery technologies and deliver long-term value for our partners, employees, and shareholders.”

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Second Quarter 2023 Financial Highlights

Second quarter 2023 revenue was $4.9 million, an increase of $2.3 million compared to the second quarter of 2022, as a result of continued execution under the company’s joint development agreements. First half 2023 revenue was $8.7 million, up $3.9 million from the first half of 2022.

As expected, operating expenses were higher in the second quarter and first half of 2023 compared with the same periods in 2022. This increase was driven by accelerated investments in product development and the scaling of operations. Second quarter 2023 operating loss was $22.2 million and net loss was $12.2 million, or $0.07 per share.

Balance Sheet and Liquidity

Solid Power’s liquidity position remained strong, with June 30, 2023 total liquidity totaling $443.4 million, as shown below.

($ in thousands)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$28,439	$50,123
Marketable securities	192,694	272,957
Long-term investments	222,255	172,974
Total liquidity	$443,388	$496,054

The Company’s cash, cash equivalents and investments are held at leading global banks and are invested in grade A corporate and government securities with an average maturity of 15 months.

Second quarter and first half 2023 capital expenditures totaled $9.6 million and $21.2 million, respectively, primarily representing investments in the Company’s new electrolyte production facility.

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2023 Outlook

Solid Power’s 2023 outlook and goals remained unchanged. Through the date of this release, the following milestones have been completed:

•	Initiated production from Solid Power’s SP2 electrolyte production facility.
•	Began delivering electrolyte to potential customers for sampling and feedback, which is ongoing.

Solid Power remains committed to delivering on the following key objectives:

•	Scaling electrolyte production from SP2.
•	Delivering EV cells to our joint development partners and entering the automotive qualification process.
•	Continuing to improve key cell performance metrics, including energy density, pressure, cycle life, low temperature operations and safety.

As Solid Power executes on its milestones, the Company continues to expect that in 2023, cash used in operations will be between $70 million and $80 million and capital expenditures will range from $50 million to $60 million. Total cash investment is expected to range between $120 million and $140 million.

2023 revenue is expected to be in the range of $15 million to $20 million.

Webcast and Conference Call

Solid Power will host a conference call at 3:00 p.m. MT (5:00 p.m. ET) today, August 8, 2023. Participating on the call will be David Jansen, Chairperson of the Board, John Van Scoter, President and Chief Executive Officer, and Kevin Paprzycki, Chief Financial Officer.

Interested investors and other parties can listen to a webcast of the live conference call through Solid Power’s Investor Relations website at ir.solidpowerbattery.com.

The conference call can be accessed live over the phone by dialing +1-844-826-3035 (domestic) or +1-412-317-5195 (international).

A recording of the conference call will be available approximately three hours after the completion of the call at ir.solidpowerbattery.com or by dialing +1-844-512-2921 (domestic) or +1-412-317-6671 (international). The pin number for the replay is 10180212. The replay will be available until 9:59 p.m. MT (11:59 p.m. ET) on August 22, 2023.

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About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2023, future financial performance and our strategy, expansion plans, market opportunity, future operations, future operating results, estimated revenues, losses, projected costs, prospects, and plans and objectives of management. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require, and to commercialize our technology in advance of competing technologies; (ii) risks relating to the non-exclusive nature of our original equipment manufacturers and joint development agreement relationships; (iii) our ability to negotiate and execute supply agreements with our partners on commercially reasonable terms; (iv) rollout of our business plan and the timing of expected business milestones; (v) delays in the construction and operation of production facilities; (vi) our ability to protect our intellectual property, including in jurisdictions outside of the United States; (vii) broad market adoption of EVs and other technologies where we are able to deploy our cell technology and electrolyte material, if developed successfully; (viii) our success in retaining or recruiting, or changes required in, our officers, key employees, including technicians and engineers, or directors; (ix) risks and potential disruptions related to management and board of directors transitions; (x) changes in applicable laws or regulations; (xi) risks related to technology systems and security breaches; (xii) the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; (xiii) risks relating to our status as a research and development stage company with a history of financial losses, and an expectation to incur significant expenses and continuing losses for the foreseeable future; (xiv) the termination or reduction of government clean energy and electric vehicle incentives; and (xv) changes in domestic and foreign business, market, financial, political and legal conditions. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other documents filed by Solid Power from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contact Information

Kevin Paprzycki

Chief Financial Officer

1 (800) 799-7380

investors@solidpowerbattery.com

Website: www.solidpowerbattery.com

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Solid Power, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par value and number of shares)

	As of
	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$28,439	$50,123
Marketable securities	192,694	272,957
Contract receivables	5,224	1,840
Prepaid expenses and other current assets	3,494	2,888
Total current assets	229,851	327,808

Property, plant and equipment, net	95,076	82,761
Right-of-use operating lease asset, net	7,444	7,725
Right-of-use financing lease asset, net	938	922
Other assets	1,087	1,148
Long-term investments	222,255	172,974
Intangible assets, net	1,360	1,108

Total assets	$558,011	$594,446

Current liabilities:
Accounts payable and other accrued liabilities	$8,065	$11,326
Current portion of long-term debt	-	7
Deferred revenue	18	4,050
Accrued compensation	4,080	4,528
Operating lease liabilities, short-term	586	549
Financing lease liability, short-term	308	273
Total current liabilities	13,057	20,733

Warrant liabilities	6,791	9,117
Operating lease liabilities, long-term	8,317	8,622
Financing lease liabilities, long-term	535	602

Total liabilities	$28,700	$39,074

Stockholders’ equity:
Common Stock, $0.0001 par value; 2,000,000,000 shares authorized; 178,326,890 and 176,007,184 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	18	18
Additional paid-in capital	583,034	577,603
Accumulated deficit	(50,369)	(19,090)
Accumulated other comprehensive loss	(3,372)	(3,159)

Total stockholders' equity	529,311	555,372

Total liabilities and stockholders' equity	$558,011	$594,446

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Solid Power, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except number of shares and per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$4,906	$2,582	$8,698	$4,778

Operating expenses
Direct costs	6,897	2,987	13,171	5,017
Research and development	14,508	8,440	26,156	15,101
Selling, general and administrative	5,673	5,851	12,862	10,670
Total operating expenses	27,078	17,278	52,189	30,788

Operating loss	(22,172)	(14,696)	(43,491)	(26,010)

Nonoperating income and expense
Interest income	4,993	931	9,827	1,171
Change in fair value of warrant liabilities	4,987	27,473	2,325	28,183
Interest expense	(13)	(5)	(26)	(10)
Total nonoperating income and expense	9,967	28,399	12,126	29,344

Pretax income (loss)	(12,205)	13,703	(31,365)	3,334

Income tax benefit	-	36	-	13

Net (loss) income	$(12,205)	$13,667	$(31,365)	$3,321

Basic and diluted earnings (loss) per share	$(0.07)	$0.08	$(0.18)	$0.02

Weighted average shares outstanding - basic	178,063,573	174,128,230	177,502,037	173,266,760
Weighted average shares outstanding - diluted	178,063,573	174,703,533	177,502,037	173,566,001

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Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(31,365)	$3,321
Adjustments to reconcile net income (loss) to net cash and cash equivalents from operating activities:
Depreciation and amortization	4,906	1,782
Amortization of right-of-use assets	372	16
Stock compensation expense	5,145	3,910
Deferred taxes	-	13
Change in fair value of warrant liabilities	(2,325)	(28,183)
Amortization of premiums and accretion of discounts on marketable securities	(5,518)	-
Change in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivable	(3,383)	(1,202)
Prepaid expenses and other assets	(188)	744
Accounts payable and other accrued liabilities	(297)	(4,261)
Deferred revenue	(4,032)	(286)
Accrued expenses	649	1,000
Lease liabilities	(268)	188
Net cash and cash equivalents used in operating activities	(36,304)	(22,958)

Cash flows from investing activities
Purchases of property, plant and equipment	(21,184)	(30,957)
Purchases of marketable securities and long-term investments	(174,400)	(212,792)
Proceeds from sales of marketable securities	210,329	54,819
Purchases of intangible assets	(259)	(228)
Net cash and cash equivalents provided by (used in) investing activities	14,486	(189,158)

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Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Continued, In thousands)

	For the Six Months Ended June 30,
	2023	2022
Cash flows from financing activities
Payments of debt	(7)	(71)
Proceeds from exercise of stock options	184	354
Proceeds from issuance of common stock under ESPP	214	-
Receivable for exercise of stock options	-	79
Cash paid for withholding of employee taxes related to stock-based compensation	(111)	(58)
Payments on finance lease liability	(146)	(20)
Transaction costs	-	(12)
Net cash and cash equivalents provided by financing activities	134	272

Net (decrease) in cash and cash equivalents	(21,684)	(211,844)

Cash and cash equivalents at beginning of period	50,123	513,447

Cash and cash equivalents at end of period	$28,439	$301,603

Supplemental information:
Cash paid for interest	26	5
Accrued capital expenditures	3,591	8,146

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